UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

980 S. Cherry Street, Suite 1515 Denver, CO	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On November 15, 2017, U.S. Energy Corp. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq has determined that the Company has regained compliance with the minimum bid price rule, as required by Nasdaq’s decision dated November 3, 2017, and is in compliance with other applicable requirements as set forth in the decision and required for listing on The Nasdaq Stock Market. Accordingly, Nasdaq has determined to continue the listing of the Company’s securities on the Nasdaq and is closing this matter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 17, 2017	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer